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                                                                    Exhibit 10.3

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                          AMENDED AND RESTATED GUARANTY

                                      from

                            REEBOK INTERNATIONAL LTD.


                           Dated as of March 19, 2004

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                          AMENDED AND RESTATED GUARANTY

     THIS AMENDED AND RESTATED GUARANTY dated as of _________, 2004 (this "GUARANTY"), is made by REEBOK INTERNATIONAL LTD. (the "COMPANY" or the "GUARANTOR") in favor of the Beneficiaries (as hereinafter defined).

                              W I T N E S S E T H:

     WHEREAS, on March 27, 1998 (the "ORIGINAL DOCUMENTATION Date"), the Company, as Lessee and as Construction Agent, Credit Suisse Leasing 92A, L.P., as Lessor ("LESSOR"), the Banks identified therein, as Lenders ("ORIGINAL LENDERS"), and Credit Suisse First Boston, as Administrative Agent ("ADMINISTRATIVE AGENT"), entered into that certain Participation Agreement (as amended, the "ORIGINAL PARTICIPATION AGREEMENT") and Reebok International Ltd., as Lessee, and Lessor entered into that certain Lease, dated as of the Original Documentation Date (as amended, the ORIGINAL LEASE").

     WHEREAS, Lessor, as Borrower, entered into a Loan Agreement dated as of the Original Documentation Date (as amended, the "ORIGINAL LOAN AGREEMENT") by and among Lessor, Lenders and Administrative Agent, pursuant to which the Original Lenders agreed to make loans to Lessor, as evidenced by those certain non-recourse promissory notes (the "ORIGINAL NOTES") from Lessor, which Original Notes are secured by that certain Mortgage (the "ORIGINAL MORTGAGE") made by Lessor to Administrative Agent, as agent for the Original Lenders and that certain Assignment of Lease from Lessor to Administrative Agent, as agent for the Original Lenders (the "ORIGINAL ASSIGNMENT OF LEASE");

     WHEREAS, as a condition to the effectiveness of the Original Participation Agreement the Company executed a Guaranty (the "ORIGINAL GUARANTY") in favor of the Beneficiaries thereunder;

     WHEREAS, the Company desires to extend the term of the Original Lease and Original Loan Agreement for a period of five (5) years beyond the Base Term Expiration Date under the Original Lease and have Lessor obtain financing for a portion of the cost to purchase an additional parcel of land located contiguous to the Original Property (the "ADDITIONAL LAND") and existing improvements thereon (the "ADDITIONAL FACILITY"; and together with the Additional Land, the "ADDITIONAL PROPERTY") and to lease such Additional Property to Lessee under the Lease;

     WHEREAS, the Lenders are willing to extend such financing and provide financing for a portion of the cost of the Additional Property, all on the terms and subject to the conditions of the Participation Agreement (defined below), the Loan Agreement (defined below) and the other Operative Documents;

     WHEREAS, on the Documentation Date (i) the Company is entering into the Amended and Restated Participation Agreement among Lessee, Lessor, Administrative Agent, and the Lenders identified therein (as amended, supplemented or otherwise modified from time to time, the "PARTICIPATION AGREEMENT"), (ii) Lessor, Administrative Agent and the Lenders are entering into an Amended and Restated Loan Agreement (as amended, supplemented or otherwise modified from time to time, the "LOAN AGREEMENT"), and (iii) the parties thereto are amending

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and restating certain of the other Original Operative Documents in the form of the respective Operative Documents;

     WHEREAS, it is in the best interests of Guarantor that the Overall Transaction and the Documentation Date occur;

     WHEREAS, it is a condition to the effectiveness of the Participation Agreement that the Guarantor execute and deliver this Guaranty for the purpose of amending and restating the Original Guaranty in its entirety;

     WHEREAS, this Guaranty, and the execution, delivery and performance hereof, have been duly authorized by all necessary corporate action of Guarantor; and

     WHEREAS, unless otherwise defined herein or the context hereof otherwise requires, terms which are defined or defined by reference in the Participation Agreement or Lease shall have the same meanings when used herein as such terms have therein;

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Guarantor, Guarantor hereby agrees as follows:

     SECTION 1. GUARANTEE. Guarantor hereby irrevocably and unconditionally guarantees to the Beneficiaries and agrees to act as surety to the Beneficiaries for (a) the full and prompt payment when due, whether by acceleration or otherwise, and at all times thereafter, and (b) the full and prompt performance of all of the Liabilities (as hereinafter defined), including Interest and Yield on any such Liabilities, whether accruing before or after any bankruptcy or insolvency case or proceeding involving Lessee or any other Person, and, if Interest or Yield on any portion of such obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, including such Interest and Yield as would have accrued on any such portion of such obligations if such case or proceeding had not commenced, and further agree to pay all expenses (including attorneys' fees and legal expenses) paid or incurred by Lessor, the Administrative Agent or any of the Lenders (each a "BENEFICIARY") in endeavoring to collect the Liabilities, or any part thereof, and in enforcing this Guaranty. The term "LIABILITIES", as used herein, shall mean all of the following, in each case howsoever created, arising or evidenced, whether direct or indirect, joint or several, absolute or contingent, or now or hereafter existing, or due or to become due: all Basic Rent, Supplemental Rent, the Lease Balance, Purchase Option Price, Guaranteed Residual Amount, Property Balance, indemnity amounts, and all additional amounts and other sums at any time due and owing, and required to be paid to the Beneficiaries, by Lessee under the terms of the Lease or any other Operative Document and all other obligations to be performed by Lessee under the terms of the Lease or any other Operative Document (in each case whether or not Lessee or any other Person shall be released or relieved from any or all liability or obligation relating thereto); provided, however, that if the Lessee duly and timely exercises and consummates the Remarketing Option pursuant to the Lease with respect to a Property (and does not become obligated to purchase the applicable Property pursuant to Section 6.1 of the Lease), Liabilities shall not include that portion of the outstanding principal amount of the Lease Balance equal to the excess of the then outstanding Property Balance in respect of such Property over the Guaranteed Residual Amount for such Property.

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     Upon execution of this Guaranty, this Guaranty shall amend and completely restate and supersede the Original Guaranty. Notwithstanding the amendment and restatement of the Original Guaranty by this Guaranty, the indebtedness, liabilities and obligations owing to Beneficiaries by the Guarantor under the Original Operative Documents remain outstanding as of the date hereof, constitute continuing Liabilities hereunder and shall continue to be secured by the collateral described in and pursuant to the Operative Documents but are payable in accordance with the terms of this Guaranty and the other Operative Documents. This Guaranty is given in substitution for and as a continuation and extension of the Original Guaranty and is in no way intended to constitute a novation of the Original Guaranty.

     In any action or proceeding involving any state corporate law, or any state or federal bankruptcy, insolvency, reorganization or any other law affecting the rights of creditors generally, if the obligations of Guarantor under this Guaranty would otherwise be held or determined by a final and non-appealable order of a court of competent jurisdiction to be void, invalid or unenforceable, or subordinated to the claims of any other creditors, on account of the amount of its liability under this Guaranty, then, notwithstanding any other provision hereof to the contrary, the amount of such liability shall, without any further action by Guarantor or any other Person, be automatically limited and reduced to the highest amount which is valid and enforceable as determined in such action or proceeding pursuant to such final and non-appealable order.

     In an Event of Default, any Beneficiary may appropriate and apply toward the payment of Liabilities, in such order of application as the Administrative Agent may elect any and all balances, credits, deposits, accounts or moneys of or in the name of Guarantor now or hereafter, for any reason or purpose whatsoever, in the possession or control of, or in transit to Lessor or any Beneficiary or any agent or bailee for Lessor or any Beneficiary. Each Beneficiary shall provide prompt written notice to the Administrative Agent of the exercise by such Beneficiary of its rights under this paragraph, which notice shall set forth in reasonable detail the amount of such application and shall remit such amount to Administrative Agent or as Administrative Agent may direct.

     This Agreement shall constitute an agreement of suretyship as well as of guaranty and shall constitute an absolute and unconditional guaranty of payment and performance (and not of collection) and an absolute and unconditional undertaking by Guarantor with respect to the payment and performance of the Liabilities. This Guaranty shall remain in full force and effect (notwithstanding, without limitation, the dissolution of Guarantor) and shall not be discharged until such time as all the Liabilities shall be indefeasibly paid in full in cash, all the agreements of Lessee under the Operative Documents shall have been duly performed and the Commitments have been terminated. The liability of Guarantor hereunder shall be direct and may be enforced without the Beneficiaries being required to resort to any other right, remedy or security.

     Administrative Agent on behalf of itself and the other Beneficiaries, may, from time to time at its discretion and without notice to Guarantor, but subject to the provisions of the Participation Agreement, take or cause any of the other Beneficiaries to take, any or all of the following actions: (a) retain or obtain a lien upon or a security interest in any property to secure any of the Liabilities or any obligation hereunder; (b) retain or obtain the primary or secondary obligation of any obligor or obligors, in addition to Guarantor, with respect to any of the

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Liabilities; (c) extend or renew for one or more periods (regardless of whether longer than the original period), alter or exchange any of the Liabilities, or release or compromise any obligation of Guarantor hereunder or any obligation of any nature of any other obligor with respect to any of the Liabilities; (d) release or fail to perfect its lien upon or security interest in, or impair, surrender, release or permit any substitution or exchange for, all or any part of any property securing any of the Liabilities or any obligation hereunder, or extend or renew for one or more periods (regardless of whether longer than the original period) or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such property; and (e) resort to Guarantor for payment of any of the Liabilities, regardless of whether Administrative Agent or any other Beneficiary shall have resorted to any other Person, any property securing any of the Liabilities or any obligation hereunder or shall have proceeded against any other obligor primarily or secondarily obligated with respect to any of the Liabilities (all of the actions referred to in this paragraph being hereby expressly waived by Guarantor).

     SECTION 2. GUARANTOR'S OBLIGATIONS UNCONDITIONAL. Guarantor's obligations hereunder are independent in respect of any other Person, and, subject to
Section 7.5 of the Loan Agreement, each Beneficiary may enforce any of its rights hereunder independently of any other right or remedy that it may at any time hold with respect to the Liabilities or any security or other guaranty therefor; PROVIDED that no double recovery of the same amount shall be permitted. Such obligations shall be absolute and unconditional, shall not be subject to any counterclaim, setoff, deduction, diminution, abatement, recoupment, suspension, deferment, reduction or defense (other than full and strict compliance by Guarantor with their obligations hereunder), whether based upon any claim that Lessor, Lessee, Administrative Agent, any Beneficiary or any other Person may have against any Beneficiary or any other Person or otherwise, and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by, any circumstance or condition whatsoever (whether or not Guarantor or any other Person shall have any knowledge or notice thereof) including:

     A. any amendment, modification, addition, deletion, supplement or renewal to or of or other change in the Liabilities or any Operative Document or any of the agreements referred to in any thereof, or any other instrument or agreement applicable to any Operative Document or any of the parties to such agreements, or to the Property, or any assignment, mortgage or transfer thereof or of any interest therein, or any furnishing or acceptance of additional security for, guaranty of or right of offset with respect to, any of the Liabilities; or the failure of any security or the failure of any Beneficiary to perfect or insure any interest in any collateral;

     B. any failure, omission or delay on the part of Lessor or any Beneficiary to conform or comply with any term of any instrument or agreement referred to in CLAUSE A above;

     C. any waiver, consent, extension, indulgence, compromise, release or other action or inaction under or in respect of any instrument, agreement, guaranty, right of offset or security referred to in CLAUSE A above or any obligation or liability of Lessor or any Beneficiary, or any exercise or non-exercise by any Beneficiary of any right, remedy, power or privilege under or in respect of any such instrument, agreement, guaranty, right of offset or security or any such obligation or liability;

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     D.   any bankruptcy, insolvency, reorganization, arrangement, readjustment, composition, liquidation or similar proceeding with respect to Lessor or any Beneficiary or any other Person or any of their respective properties or creditors, or any action taken by any trustee, receiver or court in any such proceeding;

     E. any limitation on the liability or obligations of any Person under any Operative Document, the Liabilities, any collateral security for the Liabilities, any other guaranty of the Liabilities or any discharge, termination, cancellation, frustration, irregularity, invalidity or unenforceability, in whole or in part, of any of the foregoing or any other agreement, instrument, guaranty or security referred to in clause A above or any term of any thereof;

     F. any defect in the title, compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any interruption or cessation in the use of the Property by Lessee or any other Person for any reason whatsoever (including any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of any Lessee or any other Person;

     G. any merger or consolidation of Lessor, Lessee or Guarantor into or with any other Person, or any sale, lease or transfer of any of the assets of Lessor, Lessee or Guarantor to any other Person;

     H. any change in the ownership of any shares of capital stock or partnership interests of Lessor, Lessee or Guarantor or any corporate change in Lessor, Lessee or Guarantor;

     I. any loan to or other transaction, between the Beneficiaries, or any of them, and Lessee or Lessor;

     J. any other occurrence or circumstance whatsoever, whether similar or dissimilar to the foregoing, and any other circumstance that might otherwise constitute a legal or equitable defense or discharge of the liabilities of a guarantor or surety or that might otherwise limit recourse against Guarantor.

     The obligations of Guarantor set forth herein constitute the full recourse obligations of Guarantor enforceable against it to the full extent of all of its assets and properties, notwithstanding any provision in the Lease or any other Operative Document or any other document or agreement to the contrary.

     Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Liabilities and notice of or proof of reliance by any Beneficiary upon this Guaranty or acceptance of this Guaranty, and the Liabilities, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Guaranty. Guarantor

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unconditionally waives, to the extent permitted by law: (a) acceptance of this
Guaranty and proof of reliance by any Beneficiary hereon; (b) notice of any of the matters referred to in CLAUSES A through J above, or any right to consent or assent to any thereof; (c) all notices that may be required by statute, rule of law or otherwise, now or hereafter in effect, to preserve intact any rights against Guarantor, including any demand, presentment, protest, proof or notice of nonpayment under any Operative Document, and notice of default or any failure on the part of Lessor to perform and comply with any covenant, agreement, term or condition of any Operative Document; (d) any right to the enforcement, assertion or exercise against Lessor of any right, power, privilege or remedy conferred in any Operative Document or otherwise; (e) any requirement of diligence on the part of any Person; (f) any requirement of any Beneficiary to take any action whatsoever, to exhaust any remedies or to mitigate the damages resulting from a default by any Person under any Operative Document; (g) any notice of any sale, transfer or other disposition by any Person of any right under, title to or interest in any Operative Document or the Property; and (h) any other circumstance whatsoever that might otherwise constitute a legal or equitable discharge, release or defense of a guarantor or surety, or that might otherwise limit recourse against Guarantor.

     Guarantor agrees that this Guaranty shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of itself or Lessor is rescinded or must be otherwise restored by any Beneficiary whether as a result of any proceedings in bankruptcy or reorganization or otherwise.

     Guarantor further agrees that, without limiting the generality of this Guaranty, if a Lessee Event of Default shall have occurred and be continuing and any Beneficiary is prevented by Applicable Law from exercising its remedies under the Operative Documents, such Beneficiary shall be entitled to receive hereunder from Guarantor, upon demand therefor, the sums which would have otherwise been due from Lessee had such remedies been exercised.

     SECTION 3. REASONABLENESS AND EFFECT OF WAIVERS. Guarantor warrants and agrees that each of the waivers set forth in this Guaranty is made with full knowledge of its significance and consequences and that, under the circumstances, the waivers are reasonable and not contrary to public policy or law. If any of such waivers are determined to be contrary to any applicable law or public policy, such waivers shall be effective only to the maximum extent permitted by law.

     SECTION 4. TRANSFERS BY BENEFICIARIES. Each Beneficiary may, from time to time, whether before or after any discontinuance of this Guaranty, subject to the requirements of the Participation Agreement, at its sole discretion and without notice to or consent of Guarantor, assign or transfer any or all of its portion of the Liabilities or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Liabilities shall be and remain Liabilities for the purposes of this Guaranty, and each and every immediate and successive assignee or transferee of any of the Liabilities or of any interest therein shall, to the extent of such assignee's or transferee's interest in the Liabilities, be entitled to the benefits of this Guaranty to the same extent as if such assignee or transferee were such Beneficiary.

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     SECTION 5. NO WAIVER BY BENEFICIARIES. No delay in the exercise of any right or remedy shall operate as a waiver thereof, and no single or partial exercise of any right or remedy shall preclude other or further exercise thereof or the exercise of any other right or remedy; nor shall -any modification or waiver of any of the provisions of this Guaranty be binding upon any Beneficiary except as expressly set forth in--a writing duly signed and delivered on its behalf. No action permitted hereunder shall in any way affect or impair any Beneficiary's rights or Guarantor's obligations under this Guaranty. For the purposes of this Guaranty, Liabilities shall include all of the obligations described in the definition thereof, notwithstanding any right or power of Guarantor or anyone else to assert any claim or defense as to the invalidity or unenforceability of any such obligation, and no such claim or defense shall affect or impair the obligations of Guarantor hereunder. Guarantor's obligations under this Guaranty shall be absolute and unconditional irrespective of any circumstance whatsoever which might constitute a legal or equitable discharge or defense of Guarantor. Guarantor hereby acknowledges that there are no conditions to the effectiveness of this Guaranty.

     SECTION 6. JOINT AND SEVERAL OBLIGATIONS; SUCCESSORS AND ASSIGNS. All obligations under this Guaranty are joint and several to Guarantor and any other party which hereafter guarantees any portion of the Liabilities, and shall be binding upon them and upon their successors and assigns. All references herein to Guarantor shall be deemed to include any successor or successors, whether immediate or remote, to such Person.

     SECTION 7. SEVERABILITY. Wherever possible, each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under Applicable Laws, but if any provision of this Guaranty shall be prohibited by or invalid thereunder, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Guaranty.

     SECTION 8. NOTICES. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by this Guaranty shall be in writing and shall be deemed to have been duly given when addressed to the appropriate Person and delivered in the manner specified in SECTION 8.3 of the Participation Agreement. The initial address for notices to Guarantor is set forth on SCHEDULE 1 hereto.

     SECTION 9. GOVERNING LAW. THIS GUARANTY HAS BEEN DELIVERED TO ADMINISTRATIVE AGENT AT NEW YORK AND SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES EXCEPT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

                            [SIGNATURE PAGE FOLLOWS]

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     IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed and delivered as of the date first above written.

                                             REEBOK INTERNATIONAL LTD.

                                             By:          /s/
                                                ------------------------------
                                             Title: Thomas Chagnon, Treasurer

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                                                                      Schedule 1
                                                to Amended and Restated Guaranty

                                   SCHEDULE 1

                              Addresses for Notices

c/o Reebok International Ltd.
1895 J. W. Foster Boulevard
Canton, Massachusetts 02120
Attention: Treasurer
Telephone:  781-401-5000
Facsimile:  781-401-4797


Copy to: General Counsel